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INDEPENDENT AUDITORS' CONSENT                                       Exhibit 23.1



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-45841 of Fiserv, Inc. on Form S-3 of our reports dated January 30, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 1997. We also consent to the reference to us under the heading in the "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP


Milwaukee, Wisconsin

February 18, 1998